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                                                                  Exhibit 99.01
                              FEDERATED INVESTORS
                                     PROXY
                        SPECIAL MEETING OF SHAREHOLDERS
                                 MAY   , 1998

The undersigned hereby constitutes and appoints John W. McGonigle, Thomas R. Donahue and Joseph M. Huber, or any one of them, attorneys and proxies, with full power of substitution to represent the undersigned at the special meeting of shareholders of Federated Investors (the "Trust") to be held at Federated
Investors Tower, 27th Floor, Pittsburgh, Pennsylvania 15222, on May   , 1998,
at 10:00 a.m., and at any adjournment or adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all common shares of Federated Investors which the undersigned would be entitled to vote if personally present, as follows:

 1. Approval and adoption of the Agreement and Plan of Merger, dated as of February 20, 1998 and exhibits thereto (the "Merger Agreement"), between Federated Investors, Inc. (the "Company"), a Pennsylvania corporation and wholly owned subsidiary of the Trust, and the Trust, and the transactions contemplated thereby, including the merger of the Trust with and into the Company (the "Merger"), pursuant to which, among other things, each outstanding Class A Common Share, stated value $1.00 per share, of the Trust ("Trust Class A Common Shares") will be converted into the right to receive one share of Class A Common Stock, no par value per share, of the Company and each outstanding Class B Common Share, stated value $.01 per share, of the Trust ("Trust Class B Common Shares") (other than any shares held in the Trust's treasury immediately prior to the Effective Time of the Merger as defined in the Merger Agreement) will be converted into the right to receive one share of Class B Common Stock, no par value per share, of the Company. A copy of the Merger Agreement and exhibits thereto is attached as Appendix A to the accompanying Proxy Statement/Prospectus, including a copy of the Restated Articles of Incorporation of the Company and the Restated Bylaws of the Company, which are separately attached hereto as Appendices B and C, respectively.

         FOR                  AGAINST                  ABSTAIN
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                          (continued on reverse side)
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 2. The transaction of such other business as may properly come before the
    Special Meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THE COMMON SHARES OF FEDERATED INVESTORS REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED AT THE DISCRETION OF THE PROXIES APPOINTED HEREBY.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITION. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF FEDERATED INVESTORS.

-----------------------------       ------------------------------------- (SEAL)
          DATED

                                    ------------------------------------- (SEAL)

(PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE FULL TITLE AS SUCH. IF YOU ARE SIGNING FOR SOMEONE ELSE, YOU MUST SEND DOCUMENTATION WITH THIS PROXY, CERTIFYING YOUR AUTHORITY TO SIGN. IF STOCK IS JOINTLY OWNED, EACH JOINT OWNER SHOULD SIGN.)